Exhibit 21.1

SYSCO CORPORATION DIRECT AND INDIRECT SUBSIDIARIES AND DBA's
(excludes certain direct and indirect subsidiaries that in the aggregate would not constitute a significant subsidiary)
The following is a list of subsidiaries of Sysco Corporation as of June 29, 2024

Subsidiary Name	DBA Name	Jurisdiction
2234829 Alberta ULC		Canada (Alberta)
2234842 Alberta ULC		Canada (Alberta)
AFS Acquisition, LLC		Delaware
Almacén Fiscal Frionet Caldera, S.A.		Costa Rica
Almacén Fiscal Frionet Limón, S.A.		Costa Rica
Arnotts (Fruit) Limited		United Kingdom
Bahamas Food Holdings Limited		Bahamas
Bahamas Food Services Limited		Bahamas
Bellissimo Distribution, LLC	Greco and Sons	Delaware
Greco Los Angeles
Greco NorCal
Greco San Diego
Greco and Sons of Arizona
Greco and Sons of California
Greco and Sons of Colorado
Greco and Sons of Los Angeles
Greco and Sons Los Angeles
Greco and Sons of Nevada
Greco and Sons of Seattle
Greco and Sons of Southern California
Greco and Sons of Wisconsin
RFD
Pennsylvania Macaroni
Sidari Italian Foods
Tocco Food Company
Tocco Foods
Tocco Frozen Foods
Bellissimo Foods Company, LLC	Greco & Sons	Texas
Bellissimo Group, LLC		Delaware
Bellissimo Holdings, LLC		Delaware
Bix Produce Company, LLC		Delaware
Brake Bros. Foodservice Limited		United Kingdom
Brake Bros. Ltd.		United Kingdom
Brakes Pension Trustee Limited		United Kingdom
Buckhead Meat & Seafood Mid-Atlantic.	Buckhead Mid-Atlantic	Delaware
Buckhead Meat & Seafood of Houston, Inc.	Buckhead Houston	Texas
Buckhead Meat and Seafood - Houston
Buckhead Meats Houston
Freedman Meats
Louisiana Seafood
Buckhead Meat Company	Buckhead Atlanta	Delaware

Buckhead Boston
Buckhead Central Florida
Buckhead Meat and Seafood - Houston
Buckhead Meat New England
Buckhead Meat Northeast
Buckhead Meat of Atlanta
Buckhead Meat of Florida
Buckhead Meat of New England
Buckhead Meat of North Carolina
Buckhead Meat North Carolina
Buckhead Meat Rhode Island
Buckhead Meats Houston
Buckhead New Jersey
Buckhead New York
Buckhead Orlando
Trinity Seafood
Buckhead Meat Midwest, Inc.	Buckhead Chicago	Delaware
Buckhead Ohio
Buckhead Meat & Seafood of Chicago
Imperial Seafood & Shellfish Co.
Buckhead Meat of Dallas, Inc.	Buckhead Dallas	Texas
Buckhead Meat of Denver, Inc.	Buckhead Denver	Delaware
Buckhead Meat of San Antonio, Inc.	Buckhead San Antonio	Texas
Buckhead South Florida, LLC	IncredibleFish	Florida
North Star Seafood of Orlando
Capo Investments, LLC		Delaware
Christys Wine & Spirits Limited		Ireland
Clafra Aktiebolag		Sweden
Coastal Acquisition Corporation		Delaware
Coastal Group Intermediate Holdings, LLC		Delaware
Coastal Sunbelt Produce, LLC		Maryland
Coastal Sunbelt, LLC		Delaware
Cold Chain Logistics, LLC		Delaware
Concord Foods, Inc.		California
Corporacion Frionet Sociedad Anonima		Costa Rica
Crown I Enterprises Inc.		New York
Cucina Acquisitions (UK) Limited		United Kingdom
Cucina Finance (UK) Limited		United Kingdom
Cucina Lux Investments Limited		United Kingdom
Dust Bowl City, LLC		Texas
East Coast Fresh, LLC		Maryland
Edward Don & Company Acquisition Holdings, LLC		Delaware
Edward Don & Company Holdings, LLC		Delaware
Edward Don & Company Intermediate, LLC		Delaware
Edward Don & Company, LLC		Delaware
Edward Don International Sales Corporation		Illinois
Eko Fågel Fisk o mittemellan AB		Sweden
Enclave Insurance Company		Texas

Enclave Parkway Association, Inc.		Texas
Enclave Properties, LLC	Sysco Enclave Properties	Delaware
European Imports, Inc.		Delaware
Fresh Direct (UK) Limited		United Kingdom
Fresh Direct Limited		United Kingdom
Fresh Direct Limited		United Kingdom
FreshPoint Arizona, Inc.	FreshPoint - Phoenix	Delaware
FreshPoint Atlanta, Inc.	FreshPoint of Atlanta	Georgia
Mitt Parker
FreshPoint California, Inc.		Delaware
FreshPoint Central California, Inc.		Delaware
FreshPoint Central Florida, Inc.	FreshPoint Jacksonville	Florida
FreshPoint Connecticut, LLC	FreshPoint - Hartford	Delaware
The Fowler & Huntting Company
FreshPoint Dallas, Inc.		Delaware
FreshPoint Denver, Inc.		Colorado
FreshPoint Hawaii, LLC	Armstrong Produce	Delaware
FreshPoint Maui
FreshPoint Oahu
Kula Produce
FreshPoint North Carolina, Inc.	FreshPoint Charlotte	Tennessee
FreshPoint Raleigh
FreshPoint Oklahoma City, LLC	FreshPoint Arkansas	Delaware
FreshPoint Tulsa
FreshPoint Thomas Brothers, LLC
FreshPoint Pompano Real Estate, LLC		Delaware
FreshPoint Puerto Rico, LLC		Puerto Rico
FreshPoint San Francisco, Inc.	FreshPoint - San Francisco (CA)	California
FreshPoint South Florida, Inc.	A-One-A Produce and Dairy	Florida
FreshPoint South Texas, Inc.	City Produce	Delaware
FreshPoint - Harlingen
FreshPoint - San Antonio
FreshPoint Southern California, Inc.	G & G Produce Company (CA)	California
FreshPoint Tomato, LLC	FreshPoint Value Added	Delaware
FreshPoint Nashville Tomato
Nashville Tomato
FreshPoint Vancouver, Ltd.	Four Seasons Produce	Canada
FreshPoint Toronto
FreshPoint - Nanaimo
FreshPoint - Vancouver
FreshPoint Foodservice
FreshPoint Freshcuts
Services Alimentaires FreshPoint Vancouver
Services FreshPoint Toronto
FreshPoint, Inc.		Delaware
Fruktservice i Helsingborg AB		Sweden
G&G Wis Investments, LLC		Delaware
GHS Classic Drinks Limited		Ireland

Gilchrist & Soames UK Limited		United Kingdom
Gilchrist & Soames, Inc.		Delaware
Group Purchasing Alliance Partner, LLC		Texas
Guest Packaging, LLC		Delaware
Guest Supply Asia, Limited		Hong Kong
Guest Supply Singapore Pte. Ltd.		Singapore
iFreight Group, LLC		Delaware
IMCO LLC		Illinois
Kent Frozen Foods		United Kingdom
Lancaster Foods, LLC		Delaware
Les Ateliers Du Gout		France
Liquid Assets Limited		Bahamas
M&J Seafood Holdings Limited		United Kingdom
M&J Seafood Limited		United Kingdom
Manchester Mills, LLC		Delaware
Mayca Autoservicio, Sociedad Anonima		Costa Rica
Mayca Distribuidores, Sociedad Anonima		Costa Rica
Medina Quay Meats, Limited		United Kingdom
Menigo Foodservice AB		Sweden
MFE Edward Don, LLC		Delaware
Mitshim Etatu Supply LP		Canada
Newport Meat Northern California, Inc.	Newport Northern California	California
Newport Meat of Nevada, Inc.	Newport Las Vegas	Delaware
Newport Meat Pacific Northwest, Inc.	Newport Portland	Delaware
Newport Meat Southern California, Inc.	Newport Meat Company	Delaware
Newport Southern California
Palisades Ranch, Inc.	Newport Palisades	California
Pallas Foods Farm Fresh Unlimited Company		Ireland
Paragon Wholesale Foods Corp		Pennsylvania
PFS de Mexico, S.A.P.I. de C.V.		Mexico
Promotora del Servicios, S.A. de C.V.		Mexico
Ready Chef Limited		Ireland
Restaurangakdemien AB		Sweden
Rohan Viandes Elaboration SAS		France
Servicestyckarna I Johannes AB		Sweden
Servicios Ameriserve, S.A. de C.V.		Mexico
Shenzhen Guest Supply Trading Co., Limited		China
SMS Bermuda Holdings		Bermuda
SMS Global Holdings S.á.r.l.		Luxembourg
SMS GPC International Limited		Hong Kong
SMS GPC International Resources Limited		Hong Kong
SMS International Resources Ireland Unlimited Company		Ireland
SMS Lux Holdings LLC		Delaware
Societe Civile Immobiliere (SCI) Bianchi Montegut		France
Societe Civile Immobiliere (SCI) De Boiseau		France
Societe Civile Immobiliere (SCI) De Garcelles		France
Societe Civile Immobiliere (SCI) J.D. Lanjouan		France
Societe Civile Immobiliere (SCI) Le Dauphin		France

SOTF, LLC	Supplies on the Fly	Delaware
Instawares
Stockholms Fiskauktion AB		Sweden
Sysco Albany, LLC	Sysco Food Services of Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Asian Foods	Delaware
Sysco Atlanta, LLC		Delaware
Sysco Autoservicio, S.A.		Panama
Sysco Baltimore, LLC		Delaware
Sysco Baraboo, LLC		Delaware
Sysco Belgium S.A.		Belgium
Sysco Bermuda Partners, L.P.		Bermuda
Sysco Boston, LLC		Delaware
Sysco Canada Financial Services LP		Alberta
Sysco Canada Holdings S.á.r.l.		Luxembourg
Sysco Canada, Inc.	Aliments Conan	Canada
Allard Fruits Et Légumes
Allard Fruits and Vegetables
Buckhead Edmonton
Buckhead Toronto
Buckhead Vancouver
Bedell's Foodservice
Centre De Redistribution Sysco De Calgary
Centre De Redistribution Sysco De Kingston
Connexion Sysco
Derma Meat Co.
Distagro
Dytran Transport
En Gros Pierre
En Gros Pierre Poissons Et Fruits De Mer
En Gros Pierre Fish & Seafood
Fin's Seafood Distributors
Frank & Dino
Frank Et Dino Aliments
Grand Vallée
Honeyman's Beef Purveyors
Importation Alimentaire Mega
J.J. Derma Meats
Lapointe Fish
Poisson Lapoint
Martha's Garden
Pronamic Distribution
Service Alimentaire Bedell
Services Alimentaires Sysco D'Edmonton
Services Alimentaires Sysco De Regina
Services Alimentaires Sysco De Vancouver
Services Alimentaires Sysco Du Canada

Services Alimentaires Sysco Du Canada Atlantique
Sysco BC Driving School
Sysco Calgary
Sysco Calgary CRD
Sysco Calgary Redistribution Centre
Sysco Canada
Sysco Central Ontario
Sysco Connect
Sysco Du Centre De L'Ontario
Sysco Du Sud-Ouest De L'Ontario
Sysco Edmonton
Sysco Fine Meats of Toronto
Sysco Fine Meats of Vancouver
Sysco Food Services of Atlantic Canada
Sysco Food Services of Canada
Sysco Food Services of Edmonton
Sysco Food Services of Northwest Territories
Sysco Food Services of Regina
Sysco Food Services of Vancouver
Sysco Four Seasons
Sysco Four Seasons Produce
Sysco Freshcut Produce Toronto
Sysco Freshcut Produce Vancouver
Sysco Grand Montréal
Sysco Halifax
Sysco HRI Supply
Sysco Kelowna
Sysco Kingston CRD
Sysco Kingston RDC
Sysco Kingston Redistribution Centre
Sysco Lakeside
Sysco Milton
Sysco Moncton
Sysco Montréal
Sysco NASYS
Sysco Northwest Territories
Sysco Ottawa
Sysco Québec
Sysco Regina
Sysco Southwestern Ontario
Sysco St. Johns
Sysco Sturgeon Falls
Sysco Tannis
Sysco Thunder Bay
Sysco Toronto
Sysco Vancouver
Sysco Ventra

Sysco Victoria
Sysco Winnipeg
Transport Dytran
Trimpac Meat Distributors
Sysco Central Alabama, LLC		Delaware
Sysco Central California, Inc.		California
Sysco Central Florida, Inc.		Delaware
Sysco Central Illinois, Inc.	Waugh Foods	Delaware
Sysco Central Pennsylvania, LLC		Delaware
Sysco Charlotte, LLC		Delaware
Sysco Chicago, Inc.		Delaware
Sysco Cincinnati, LLC		Delaware
Sysco Cleveland, Inc.		Delaware
Sysco Columbia, LLC		Delaware
Sysco Connecticut, LLC		Delaware
Sysco Corporation	Alfmark	Delaware
Alfmark Transportation
Sysco Corporation Director's Deferred Compensation Plan Trust		Delaware
Sysco Corporation Employee's 401(k) Plan Trust		Delaware
Sysco Corporation Executive Deferred Compensation Plan Trust		Delaware
Sysco Corporation Good Government Committee, Inc.		Delaware
Sysco Corporation Retirement Trust		Delaware
Sysco Corporation Supplemental Executive Retirement Trust		Delaware
Sysco Corporation Supplemental Unemployment Benefits Plan Trust		Delaware
Sysco Detroit, LLC		Delaware
Sysco Disaster Relief Foundation, Inc.		Texas
Sysco East Coast Holdings, LLC		Delaware
Sysco Eastern Maryland, LLC		Delaware
Sysco Eastern Wisconsin, LLC		Delaware
Sysco EU II S.á.r.l.		Luxembourg
Sysco EU III S.á.r.l.		Luxembourg
Sysco EU IV S.á.r.l..		Luxembourg
Sysco EU V S.á.r.l.		Luxembourg
Sysco EI VI S.á.r.l.		Luxembourg
Sysco Foods Ireland Unlimited Company		Ireland
Sysco Foods NI Limited		United Kingdom
Sysco Foundation, Inc.		Texas
Sysco France Holding SAS		France
Sysco France SAS		France
Sysco George Town II, LLC		Delaware
Sysco George Town Limited S.á.r.l..		Luxembourg
Sysco Global Finance, LLC		Delaware
Sysco Global Finance, LLP		United Kingdom
Sysco Global Holdings, B.V.		Netherlands
Sysco Global Service Center Costa Rica SRL		Costa Rica

Sysco Grand Cayman II Company		Cayman Islands
Sysco Grand Cayman III Company		Cayman Islands
Sysco Grand Rapids, LLC		Delaware
Sysco Guernsey Limited		Guernsey
Sysco Guest Supply (Thailand) Limited		Thailand
Sysco Guest Supply Canada Inc.		Canada
Sysco Guest Supply Europe GmbH		Germany
Sysco Guest Supply Europe Goods Wholesalers LLC		UAE
Sysco Guest Supply Europe Limited		United Kingdom
Sysco Guest Supply, LLC	Guest Supply	Delaware
Guest Supply – a Sysco Company
Guest Worldwide
Supply Guest Services
Sysco Gulf Coast, LLC	FreshPoint Gulf Coast	Delaware
Sysco Hampton Roads, Inc.		Delaware
Sysco Hawaii, Inc.	HFM	Delaware
HFM First in Foods
HFM Morrad Foodservice
Sysco Holdings, LLC		Delaware
Sysco Holdings II, LLC		Delaware
Sysco Holdings III, LLC		Delaware
Sysco Indianapolis, LLC		Delaware
Sysco International Food Group, Inc.		Florida
Sysco Iowa, Inc.		Delaware
Sysco Jackson, LLC		Delaware
Sysco Jacksonville, Inc.		Delaware
Sysco Kansas City, Inc.		Missouri
Sysco Knoxville, LLC		Delaware
Sysco Labs Europe Limited		Ireland
Sysco Labs Technologies (Private) Limited		Sri Lanka
Sysco Leasing, LLC		Delaware
Sysco Lincoln Transportation Company, Inc.		Nebraska
Sysco Lincoln, Inc.		Nebraska
Sysco Long Island, LLC		Delaware
Sysco Los Angeles, Inc.		Delaware
Sysco Louisville, Inc.	Sysco/Louisville Food Services Co.	Delaware
Sysco Memphis, LLC		Delaware
Sysco Merchandising and Supply Chain Services Canada, Inc.	SMS Canada	Canada
Sysco Merchandising and Supply Chain Services, Inc.	Alfmark	Delaware
Alfmark Transportation
Baugh Supply Chain
Baugh Supply Chain Cooperative Canada
BSCC Canada
Services de Chaine D’Approvisionnement et de Marchandisage Sysco
Sysco Imports
Sysco Northeast Redistribution Center

Sysco South Redistribution Center
Transportation Alfmark
Sysco Metro New York, LLC	Europa Meat	Delaware
Sysco Minnesota, Inc.		Delaware
Sysco Montana, Inc.		Delaware
Sysco Nashville, LLC		Delaware
Sysco North Dakota, Inc.		Delaware
Sysco Northern New England, Inc.	Reed Distributors	Maine
Sysco Offshore Pte. Ltd.		Singapore
Sysco Philadelphia, LLC		Delaware
Sysco Pittsburgh, LLC		Delaware
Sysco Portland, Inc.		Delaware
Sysco Raleigh, LLC		Delaware
Sysco Resources Services, LLC	Sysco Business Services	Delaware
Sysco Riverside, Inc.		Delaware
Sysco Sacramento, Inc.		Delaware
Sysco San Diego, Inc.		Delaware
Sysco San Francisco, Inc.		California
Sysco Seattle, Inc.	DiTomaso	Delaware
Sysco Alaska
Sysco Service Centre Poland Sp. Z.o.o		Poland
Sysco South Florida, Inc.		Delaware
Sysco Southeast Florida, LLC		Delaware
Sysco Spain Holdings SLU		Spain
Sysco Spokane, Inc.	Sysco Food Services of Spokane	Delaware
Sysco St. Louis, LLC		Delaware
Sysco Syracuse, LLC		Delaware
Sysco Technologies Cayman, Ltd.		Cayman Islands
Sysco Technologies, LLC		Delaware
Sysco UK Holdings Limited		United Kingdom
Sysco UK Limited		United Kingdom
Sysco UK Partners LLP		United Kingdom
Sysco USA I, Inc.	Nobel Sysco Foods	Delaware
Sysco Central Texas
Sysco Dallas
Sysco Denver
Sysco East Texas
Sysco Idaho
Sysco Intermountain
Sysco Houston
Sysco North Texas
Sysco West Texas
Sysco USA II, LLC	Doerle Food Service	Delaware
Sysco Acadiana
Sysco Arkansas
Sysco Oklahoma
Sysco USA III, LLC	Sysco Allentown	Delaware
Sysco Ventura, Inc.		Delaware

Sysco Virginia, LLC		Delaware
Sysco West Coast Florida, Inc.		Delaware
Sysco Western Minnesota, Inc.	Appert's Foodservice	Delaware
Buckhead Minnesota
Buckhead Meat of Minnesota
SYY Panama S. de R.L.		Panama
The SYGMA Network, Inc.		Delaware
Victua SAS		France
Walker Foods, Inc.		New York